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                 [Letterhead of Sutherland Asbill & Brennan LLP]

                                January 26, 2001

Board of Trustees
GE Institutional Funds
3003 Summer Street
Stamford, CT 06905

                  RE:   GE Institutional Funds
                        File Nos. 333-29337, 811-08257

Gentlemen:

            We consent to the reference to our firm under the heading "Fund History and Additional Information - Counsel" in the statement of additional information included in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Sincerely,

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By:  /s/ David S. Goldstein
                                       ------------------------
                                             David S. Goldstein